Exhibit 10.15

LEASE AGREEMENT

This Lease, effective the first day of November, 2006 by and between:

Landlord:	Tenant:

Capital Club Properties, LLC	North State Bancorp
P.O. Box 41228	4270 The Circle at North Hills
Raleigh, NC 27629	Raleigh, NC 27609

THE LANDLORD AND THE TENANT AGREE TO LEASE THE RENTAL SPACE FOR THE TERM, RENT, ADDITIONAL RENT AND OTHER CONDITIONS STATED AS FOLLOWS:

1. RENTAL SPACE: The Twelfth Floor Approx. Rentable Square Feet: 3707

Located at 16 West Martin Street, Raleigh, North Carolina, known as the Capital Club Building, hereafter called the “Building”. The “Rental Space” may be modified at Tenant’s option pursuant to Paragraphs 20 and 45 herein.

2. USE: The Tenant shall use and occupy the Rental Space for the purpose of first class office space. The Landlord is leasing the Rental Space to the Tenant for the use as stated above. Tenant agrees not to use the Rental Space for any other use or unlawful or hazardous purpose.

3. TERM: The term of this Lease shall be for a period of five years beginning 11/01/06, and ending 10/31/11. This lease shall automatically extend and renew for a period of five years beginning 11/01/11 and ending 10/31/16, unless Tenant notifies Landlord in writing prior to 11/01/10 of its intent to cancel the automatic extension and renewal provided for herein.

4. MINIMUM BASE RENTAL: All rent payable by Tenant shall be paid without previous demand therefore by Landlord, and without setoff or deduction. The Minimum Base Rental for the term hereof shall be the sum of $7,000.00 per month payable on or before the first day of each calendar month during the term of this Lease. The Minimum Base Rental shall increase in the amount of Five percent (5%) per year during the original term and each renewal and extension period, payable monthly, with the rental adjustments starting on November 1st of each year.

All checks should be made out to Capital Club Properties, LLC and will be deposited directly into the LLC account.

4a. UTILITY PAYMENTS: From the beginning date throughout the term Tenant shall pay its usage or pro-rata share of all utilities and services of the building. Tenant’s pro-rata share shall be equal to Tenant’s total area divided by the Leased area of the Building, which is calculated to be 9.9%. Tenant shall pay the estimated sum of $386.00 per month along with base rent. Tenant shall pay any adjustment within 30 days of Landlord’s statement for Tenant’s actual share due. Adjustment shall be made not more than once per year.

5. DELAY IN GIVING OF POSSESSION: Not applicable.

6. NO ASSIGNMENT OR SUBLETTING: Tenant shall not assign or sublet any portion of the Rental Space without the prior written consent of the Landlord and upon such terms and conditions as may be mutually agreed upon by the parties. Such consent shall not be unreasonably withheld. Any such assignment or subletting without Landlord’s consent shall be void and the Landlord shall have the option to terminate this lease upon written notice to the Tenant.

7. BUILDING HOURS: Landlord shall provide access and services to the Building during normal business hours Monday through Friday, legal holidays excluded. The Tenant shall have access to the Rental Space at any time however the Landlord shall not be obligated to provide the services or utilities at other times other than specified herein.

8. ADDITIONAL RENT: If the Tenant fails to comply with any agreement or obligation of this Lease, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney’s fees, which will be charged to the Tenant as “additional rent”. The addition rent shall be due and payable as Rent with the next monthly Rent due. Non-payment of additional Rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the minimum base rent on time.

9. SECURITY: The Tenant shall give to the Landlord the Security upon Tenant’s execution of this Lease. The Security shall be held by the Landlord during the Term of this Lease. The Landlord may deduct from the Security any expenses incurred in connection with the Tenant’s violation of any agreement in this Lease. The amount of the Security is $0.00.

10. INSURANCE: Tenant shall keep in force at all times during the term of this Lease, the following insurance coverage with respect to the Rental Space naming the Landlord as additionally insured.

Comprehensive General Liability Insurance, property damage, leasehold improvements, and other adequate insurance relating to the Rental Space and its improvements with a combined single limit of Two Million Thousand Dollars ($2,000,000.00) per occurrence and in the aggregate.

All policies shall state that the insurance company cannot cancel or refuse to renew without at least 15 days written certified notice to the Landlord. The Tenant shall deliver a renewal policy or certificate to the Landlord not less than 15 days before the expiration date of each policy or upon request from Landlord.

If due to Tenant’s use of the Rental Space: (a) the Landlord cannot obtain fire insurance on the Building in an amount and form acceptable to the Landlord, the Landlord may terminate this Lease on 30 days written notice to the Tenant or; (b) the fire insurance rate or any other insurance Landlord carries is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.

11. NON-LIABILITY OF LANDLORD: Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the Rental Space, or any part thereof, or for any loss or damage resulting to Tenant or its property.

12. COMMON FACILITIES: Tenant, its employees, and invitees, shall be permitted to use the common areas and facilities of the Building including the stairways, hallways, entrances, restrooms and elevators in common with the Landlord and other occupants of the Building. Tenant shall be responsible for any damage to the common areas and facilities due to the act or neglect of Tenant, its employees and invitees. The cost and expense of such damage or abuse shall be charged to Tenant as additional rent.

13. ACCEPTANCE OF RENTAL SPACE: The Tenant has inspected the Rental Space and acknowledges that the Rental Space is in satisfactory condition and suitable for Tenant’s intended use. Tenant agrees to complete its upfit in the Tenant’s space consistent with building standards prior to February 28, 2007, provided that Landlord must approve of Tenant’s upfit plan prior to construction to ensure compliance with the historical appropriateness of the space and the construction schedule to ensure minimal disruption with the building’s existing tenants.

14. QUIET ENJOYMENT: If the Tenant pays all rent and additional rent due under this Lease on their respective due dates and the Tenant does not violate any agreement in this Lease, the Tenant may peacefully enjoy the use of the Rental Space within Landlord’s reasonable control.

15. UTILITIES AND SERVICES: Landlord shall supply water, heating, air conditioning and electricity to the Rental Space during the normal building hours. The stoppage or reduction of any of these utilities and or services does not entitle Tenant to abatement of rent or other charges. The Landlord shall not be liable to the Tenant for any interruption or delay in any of these utilities, and/or services. Landlord shall not be required to supply any utilities or services to Tenant if Tenant is in default of this Lease.

16. TENANT’S REPAIRS, MAINTENANCE, AND COMPLIANCE: The Tenant shall throughout the term of this Lease: (a) Promptly comply with all laws, orders, rules, codes, ordinances, and requirements of governmental authorities, insurance carriers, environmental protection agencies or similar groups for use of the Rental Space; (b) Maintain the walls, and floor covering of the Rental Space in good repair and appearance; (c) Maintain the Rental Space in neat, clean, safe, and sanitary condition; (d) Keep the adjacent walks, entrances, hallways, loading areas, and stairs clean, free from trash, and debris; (e) Use all electric, plumbing, heating, cooling, restrooms and other facilities in the Rental Space and Building in a safe, clean and reasonable way. The Tenant shall pay all expenses involved in complying with the above. In the event that the Landlord pays for any of the above, the Tenant shall promptly reimburse the Landlord for Landlord’s reasonable cost and expense upon demand as additional rent.

17. LANDLORD’S REPAIRS AND MAINTENANCE: The Landlord shall: (a) Maintain the common areas, heating and air conditioning, ceilings, roof, structure, sprinkler system, and exterior walls in good condition unless these repairs are made necessary by the act or neglect of the Tenant or the Tenant’s employees, guests, or contractor invitees; (b) Replace light bulbs within the Rental Space; (c) Provide for janitorial service to remove normal office garbage generated by Tenant’s business.

18. COVENANTS CONCERNING OFFENSIVE PRACTICES: Tenant shall not, at any time during the term of this Lease: (a) Solicit business, hold demonstrations or sell any merchandise, post or distribute any hand bills or other advertising matter in the Common Areas; (b) Cause or permit objectionable odors, vibrations or noises from the Rental Space; (c) Use, store, dispose or discharge any flammable, toxic or hazardous materials in, on, or about the Rental Space or Building; (d) Overload any floor in the Rental Space, or operate any machinery that is harmful to the Building; (e) Operate any coin or token operated ride, vending machine or similar device inside or outside the Rental Space; (f) Obstruct the sprinkler system.

19. NO ALTERATIONS BY TENANT: The Tenant may not make any changes or alterations to the Rental Space without the Landlord’s prior written consent. Any changes or alterations made without the Landlord’s written consent shall be removed by the Tenant on demand. All changes or alterations made with the Landlord’s written consent shall become the property of the Landlord when completed and paid for by the Tenant and shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or alterations at the end of the Term. The Tenant shall promptly pay for all costs of any changes or alterations. The Tenant shall not allow any mechanic’s lien or other claim to be filed against the Landlord or Building. Any lien or claim filed against the Landlord or Building as a result of the Tenant’s changes or alterations shall be promptly removed within 10 days at the Tenant’s expense.

20. SIGNS: Tenant shall have the option, subject to applying for and receiving permits from the City of Raleigh therefor, to place up to two exterior signs on the side of the Building near the top in the general area of the prior location of the signs of the prior 12th Floor tenant, WTVD, Channel 11 Eyewitness News. The signs must utilize energy efficient lighting. This option must be exercised and the sign installed by February 28, 2007, or said option shall terminate. If Tenant exercises this option, the Rental Space as defined in Paragraph 1 herein shall be expanded to include the signage area on the exterior of the Building and the insurance provisions herein must include the signs and all items related thereto. Prior to the end of the lease, Tenant shall remove the signs and repair all holes, mounts, electrical connections, etc, related to the signs. Tenant shall be deemed to be holding over within the terms of this lease until such removal and repair has been finalized.

21. ACCESS TO RENTAL SPACE: The Landlord shall have access to the Rental Space during normal business hours and at other times on reasonable notice to the Tenant. The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

22. LANDLORD’S ALTERATIONS: Landlord reserves the right at any time to make alterations, remodel, or make additions to the Building on which the Rental Space is a part. Landlord may erect temporary scaffolding and other construction aids and to install, maintain, use, repair and replace pipes, ducts, conduits, and wires leading through the Rental Space and serving other parts of the Building. Landlord shall not be liable in any case for any inconvenience, disturbance, loss of business or any other annoyance arising from such alterations. The Landlord shall use reasonable care when completing any of the above work and the Landlord shall repair any damages to the Rental Space caused by Landlord’s alterations.

23. FIRE AND OTHER CASUALTY: The Tenant shall give the Landlord immediate notice of any fire or other casualty in or about the Rental Space. If the Rental Space cannot be used because of fire or other casualty, the Tenant is not required to pay Rent for the time the Rental Space is unusable. If part of the Rental Space can be used, the Tenant must pay Rent for the usable part on a proportionate basis. If the fire or other casualty is caused by the act or neglect of the Tenant or the Tenant’s employees or guest, then Tenant shall pay for all repairs and all other damage to restore the Rental Space. In that case the Tenant must pay the full Rent for the balance of the Term.

If the Rental Space is partially damaged by fire or other casualty without the act or neglect of the Tenant or the Tenant’s employee or guest the Landlord shall repair it as soon as possible. The Landlord need only repair the damaged structural parts of the Rental Space and fixtures installed by the Landlord. The Landlord is not required to repair or replace anything installed by the Tenant.

Landlord may terminate this Lease if (a) the Rental Space is totally destroyed by fire or other casualties by the act or neglect of the Tenant or Tenant’s employee or guest, or (b) the Rental Space is so damaged by fire or other casualty without the act or neglect of the Tenant or the Tenant’s employee or guest that it cannot be repaired within 90 days, or (c) the Landlord elects not to rebuild or repair the damage, if in Landlord’s sole judgment the Building cannot operate as a viable unit or (d) the Lease Term has less than 2 years remaining on the term.

24. EXCULPATION OF LANDLORD/AGENT: Landlord, and all of the members of Landlord’s ownership including the managing agent and general partners shall have absolutely no personal liability with respect to any provision of this Lease. Tenant shall look solely to the equity of the real property of the Capital Club Building (or, if the interest of the Landlord is a leasehold interest, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant under this Lease.

25. RULES AND REGULATIONS: Landlord reserves the right from time to time to adopt and enforce rules and regulations applicable to the Rental Space, common areas, parking areas, and the Building and to amend and supplement such rules and regulations. Notice of such rules and regulations or any amendments and supplements shall be given to Tenant or posted within the Building and Tenant shall comply with and observe all rules and regulations to the extent practicable.

26. INABILITY TO PERFORM: If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike or labor troubles or any cause whatsoever beyond Landlord’s control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord and Tenant is not excused from paying rent.

27. BROKER: Landlord and Tenant represents that there was no Broker instrumental in consummating this lease.

28. INDEMNITY: Tenant agrees to indemnify and save the Landlord, mortgagee and/or any underlying ground lessor(s) of the Rental Space harmless from and against any and all claims and demands in connection with, any accident, injury or damage whatsoever caused to any person or property arising out of Tenant’s negligent use of the Rental Space.

29. EMINENT DOMAIN: If any part of the Rental Space is taken by eminent domain, either party may terminate this Lease on 30 days written notice to the other. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of the remaining part of the Term. If other portions of the property are taken and in the Landlord’s sole judgment property cannot be operated as a viable unit, the Landlord shall have the right to terminate this lease upon 30 days written notice to Tenant. The Tenant shall not participate in any of the Landlord’s claim for compensation. The Tenant may separately make a claim for Tenant’s interest.

30. SUBORDINATION: This Lease is subordinate to the lien of, (a) all mortgages now on the Building and land, (b) all renewals, modifications, or extensions of these mortgages, and (c) all mortgages which the Landlord signs at any time in the future on the Building and land, and (d) all underlying ground Leases (if applicable) now or in the future. All documents necessary to subordinate this Lease to any mortgage or ground Lease may be signed by the Landlord on behalf of the Tenant.

31. TENANT’S CERTIFICATE: At the request of the Landlord, the Tenant shall sign a certificate stating the basic Terms of the Lease and the date that rent was last paid. Tenant shall return such signed certificate to Landlord within 10 days of Landlord’s request.

32. TENANT’S DEFAULT: The Landlord may evict the Tenant for the violation of any agreement in this Lease and for all other causes provided by law. The Landlord may then re-enter and regain possession of the Rental Space.

If the cause for eviction is non-payment of Rent, and if the Tenant fails to pay any rent or additional rent due under this Lease Landlord may give notice of such default. In the event that the Tenant’s default for non-payment of any rent or additional rent is not remedied within 10 days of Landlord’s notice then the Landlord shall have the absolute right to terminate this Lease upon a second notice to the Tenant and the Landlord shall then have the right to re-rent the Rental Space to another party and Tenant shall immediately vacate the Rental Space.

The Tenant shall have 30 days to cure any other non-monetary default. If the non-monetary default is capable of being cured within 30 days, and Tenant fails to cure, the Landlord may terminate this Lease upon written notice to Tenant. In case of a non-monetary default on part of the Tenant where such default cannot be reasonably cured within 30 days, providing such default is curable and Tenant diligently proceeds to cure the default, the Tenant shall have a reasonable period of time to cure such default.

The Tenant is obligated to the Landlord for all damages, including reasonable attorneys fees and costs resulting from the Tenant’s violation or default of any agreement in this Lease including failure to pay rent and additional rent on time.

Even if the Tenant is evicted or this Lease is terminated for non-payment of rent or other non-monetary defaults, the Tenant shall continue to be bound by the terms of this Lease and to pay the Rent and additional Rent until the Landlord has re-rented the Rental Space. If the Landlord re-rents the Rental Space for less than the Tenant’s Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess rent resulting from the re-renting. The Tenant shall also pay, (a) all reasonable expenses incurred by the Landlord in preparing the Rental Space for re-renting and, (b) commissions paid to a broker for obtaining a new tenant and (c) reasonable attorney fees.

33. FEES & EXPENSES: In the event that any rent or additional rent is not received by the Landlord within 10 days of its due date there shall be an additional late charge due by Tenant for the late payment of said rent or additional rent. Tenant agrees that a late charge is fair and reasonable. On each instance the late charge shall be 3% of all real items in arrears. A charge of $75.00 shall apply for returned checks.

In the event it is necessary for Landlord to commence legal proceedings to collect any rent or additional rent from Tenant, then, in such event Tenant, as additional rental hereunder, shall reimburse Landlord for all reasonable attorney’s fees and costs to enforce Landlord’s rights under this Lease and by law, such additional rent shall be due and payable on demand.

34. CHRONIC LATE PAYMENT: Tenant agrees to pay its rent and additional rent when due. In the event that the Tenant makes chronic late payments of rent and or additional rent, then Landlord may default Tenant and the chronic late payment of rent shall give the Landlord the same rights as if the Tenant failed to pay rent. Chronic late payment shall mean 5 or more times in any calendar year that Tenant pays its rent or additional rent past the 20th day or any month.

35. RECORDING: Tenant shall not permit or cause this Lease to be recorded.

36. NOTICES: All notices given under this Lease must be in writing and they must be given by (a) personal delivery to the other party, and acknowledged, or (b) certified or registered mail, return receipt requested. Notices shall be addressed to the Landlord at the address stated at the beginning of this Lease and to the Tenant at the rental space or at the address stated at the beginning of this lease. The Landlord or Tenant may notify the other of a change of address, which will be effective only by written notice to the other.

37. HOLDING OVER: Should Tenant hold over in possession of the Rental Space after the expiration of the term hereof with the consent of Landlord, Tenant shall be deemed to be occupying the Rental Space from month to month, subject to termination by either party upon at least thirty (30) days written notice to the other. Such month to month tenancy shall be subject to all of the terms, covenants and conditions or this Lease insofar as same may be applicable to a month to month tenancy except the minimum monthly rent shall be 150 percent of the rent last in effect.

38. NO WAIVER: The Landlord’s (a) acceptance of rent, or additional rent, late rent or partial rent, after a violation by the Tenant of any agreement in this Lease or (b) failure to default or enforce any agreement or obligation of Tenant in this Lease, shall not prevent the Landlord from enforcing any agreement of this Lease at a later time.

39. SURVIVAL: If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in full force and effect.

40. END OF TERM: At the end of the term or upon termination of this Lease the Tenant shall (a) leave the Rental Space clean and in good condition, (b) remove all of the Tenant’s property, (c) remove all Tenant’s signs and restore that portion of the Rental Space on which they were placed, (d) repair all damages caused by moving, and (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the term except for normal wear caused by reasonable use.

If the Tenant leaves any property in the Rental Space, the Landlord may within 10 days after the end of the term (a) dispose of it and charge the Tenant for the cost of removal or disposal, or (b) keep it as abandoned property or (e) request Tenant to remove it at Tenant’s expense.

41. DRAFTING: Neither party shall have been considered responsible for drafting this Lease as it contains the parties’ mutual agreements.

42. BINDING: This Lease shall be non-binding on either party until executed by Landlord and Tenant. Landlord reserves the right to withdraw and revoke this Lease at anytime prior to Landlord’s execution. Upon the full execution of this Lease it binds the Landlord and the Tenant and their legal representatives, heirs, successors, and lawful assigns.

43. NO CHANGES: The parties have read this Lease. It contains their entire agreement. It may not be changed except in writing signed by the Landlord and the Tenant. The Tenant acknowledges that there are no warranties, agreements and/or representations made by the Landlord or the Landlord’s agents with respect to the Rental Space, Building or Property which it is part of.

44. NON-DISTURBANCE: If at any time in the future, Landlord acquires a mortgage on the Building, Landlord agrees to submit to mortgagor a non-disturbance agreement drafted by Tenant.

45. AUTOMATED TELLER MACHINE IN LOBBY: Tenant shall have the option, subject to applying for and receiving permits from the City of Raleigh (if needed) therefor, to place an Automated Teller Machine in the First Floor Lobby of the Building in the general area of the prior location or the Call Station of the prior 12th Floor tenant, WTVD, Channel 11 Eyewitness News. This option must be exercised by December 31, 2006 or said option shall terminate. If Tenant exercises this option, the Rental Space as defined in Paragraph 1 herein shall be expanded to include the Lobby of the Building and the insurance provisions herein must include the Teller Machine, the Lobby, Lobby Doors and all items related thereto. If Tenant exercises this option, the initial Minimum Base Rental amount provided for in Paragraph 4 shall be increased by One Thousand Dollars ($1,000.00) per month, and will continue in accordance with the escalations provided for in Paragraph 4 throughout the remainder of the lease and extensions provided for herein.

Signature Page Follows

SIGNATURES: The Landlord and the Tenant agree to the terms of this Lease by signing below. If the Tenant is also signing as a corporation, this Lease must be signed by the proper corporate officers and its corporate seal affixed.

Witnessed or Attested by:

Capital Club Properties, LLC
Landlord

/s/ Illegible	/s/ C. Thomas Hendrickson	(SEAL)
As to Landlord	C. Thomas Hendrickson, Manager

North State Bancorp
Tenant

/s/ Stacey S. Koble	/s/ Larry Barbour	(SEAL)
As to Tenant	Larry Barbour, President